EXHIBIT 10.5

Global BPO Services Corp.

177 Beacon Street, Unit 4

Boston, MA 02116

and

Deutsche Bank Securities Inc.

As representative of the underwriters

300 South Grand Avenue, 42nd Floor

Los Angeles, California 90071

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and director of Global BPO Services Corp., a Delaware corporation (the “Company”), in consideration of Deutsche Bank Securities Inc. and Robert W. Baird & Co. Incorporated (the “Underwriters”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its stockholders of a Business Combination (as defined in the Company’s Certificate of Incorporation), the undersigned shall vote all Founder Shares owned by such person and any shares of Common Stock acquired in or after the IPO in accordance with the majority of the votes cast by the holders of the IPO Shares who are not Founding Stockholders.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable, and (ii) the Company to liquidate as soon as practicable after the Termination Date (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation, and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company. Each of the Officers jointly and severally agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, service provider and other entity that is owed money by the Company for services rendered or contracted for or products sold to the Company, as well as claims of prospective target business for fees and expenses of third parties that the Company agrees in writing to pay in the event the Company does not consummate a combination with such target business, to the extent such vendors, service providers or other entities have not executed waivers or have executed waivers that are held to be invalid or unenforceable, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. Each Officer hereby agrees that the Company shall be entitled to a reimbursement from such Officer for any distribution of the Trust Account received by such Officer in respect of such Officer’s Founder Shares. Each Officer hereby agrees to advance the Company the funds to pay the costs of liquidation to the extent such costs exceed the Company’s assets outside of the Trust Account.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, opportunities to acquire entities within the business process outsourcing industry that may reasonably be deemed appropriate for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary or contractual obligation the undersigned has. The undersigned is a Non-Executive Chairman of the Board of Protocol Communications, Inc., a privately held provider of fully integrated marketing services in the business process outsourcing sector, but, with the concurrence of Protocol, agrees to present any suitable business opportunity involving a purchase price of more than $20 million to the Company prior to presenting it to Protocol.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any of the Founding Stockholders, officers or directors unless the Company obtains an opinion from an unaffiliated, independent third party appraiser, which will be an investment banking firm that is a member of the Financial Industry Regulatory Authority, that the Business Combination is fair to the Company’s stockholders from a financial point of view.

5. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination, other than any out-of-pocket expenses incurred by the undersigned in connection with activities on the Company’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices, service centers or similar locations of prospective target acquisitions to examine their operations.

6. The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee, consulting fee or any other compensation, either paid by the Company or by a target business, in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will, as specified in the Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow its, his or her Founder Shares and Founder Warrants for the period commencing on the Effective Date and ending on the earliest of (i) one year following the consummation of a Business Combination and (ii) the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company consummating a Business Combination with a target business.

8. The undersigned agrees to be the Chairman of the Board of Directors, President and Chief Executive Officer and a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned currently expects to devote substantially all of his time to the Company’s business. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s D&O questionnaire furnished to the Company and the Underwriters is true and accurate in all respects.

9. The undersigned represents and warrants to the Company and the Underwriters that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as Chairman of the Board of Directors, President and Chief Executive Officer and a member of the Board of Directors of the Company.

11. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

12. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

13. The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information, and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

15. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriters.

R. Scott Murray

ACCEPTED AND AGREED:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

GLOBAL BPO SERVICES CORP.

By:
Name:	Sheila M. Flaherty
Title:	Executive Vice President and General Counsel

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Founder Shares” shall mean all shares of Common Stock of the Company owned by a Founding Stockholder immediately prior to the Company’s IPO. For the avoidance of doubt, Founder Shares shall not include any IPO Shares purchased by Founding Stockholders in connection with or subsequent to the Company’s IPO.

“Founder Warrants” shall mean the warrants issued in the Private Placement.

“Founding Stockholders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to a Founding Stockholder or otherwise.

“Officers” shall mean R. Scott Murray, Lloyd Linnell, Sheila Flaherty and Charles Kane.

“Private Placement” shall mean the private placement by the Company of 7,500,000 warrants to purchase Common Stock prior to the IPO.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the 24-month anniversary of the date of the Prospectus.

Schedule 1 - 1

“Transaction Failure” shall mean the failure to consummate a Business Combination within 24 months of the date of the Prospectus filed in connection with the Company’s IPO.

“Trust Account” shall mean that certain trust account at Bank of America, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

Schedule 1 - 2

EXHIBIT A

BIOGRAPHY

R. Scott Murray has been our founder, Chairman of the Board of Directors, President and Chief Executive Officer since our inception on June 26, 2007. Since February 2006, Mr. Murray has served as Non-Executive Chairman of the Board of Protocol Communications, Inc., a privately held provider of fully integrated marketing services in the business process outsourcing sector. Mr. Murray has extensive experience in the technology and services sectors, and has held several executive management positions in those sectors. Most recently in 2006, he served as Chief Executive Officer and a director of 3Com Corporation. 3Com is a publicly traded global secure network provider to mid and small enterprise clients. From August 2002 to August 2004, Mr. Murray was Chief Executive Officer and a director of Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector. Modus had operations around the world including North America, Mexico, Europe and Asia (including five locations in mainland China). Mr. Murray was instrumental in completing Modus’ merger with CMGI in August 2004. From January 2000 until January 2002, following its acquisition in 2001 by Solectron Global Services, Inc., Mr. Murray served as President and Chief Operating Officer of Stream International, Inc., a privately held provider of outsourced technical support services with approximately 12,000 employees providing services throughout the United States, Canada, Europe and India. From February 1994 through May 1999, Mr. Murray served as the Executive Vice President and Chief Financial Officer of The Learning Company, a publicly traded consumer software company. TLC was acquired by Mattel, Inc. in May 1999 for approximately $4.2 billion in stock and assumption of net debt. He is a Canadian Chartered Accountant and a graduate of the University of Western Ontario and has a Finance and Administration degree.